                                                                    Exhibit 99.2


                                 [LETTERHEAD OF TIMBERLAND BANCORP APPEARS HERE]

Stock Order Form

--------------------------------------------------------------------------------
Deadline The Subscription Offering ends at Noon, Pacific Time, on xxxxxxxx xx, 1997. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received at the address on the top of this form by this deadline, or it will be considered void.
--------------------------------------------------------------------------------

(1) Number of Shares          Price Per Share               (2) Total Amount Due
                               x  $10.00  =
--------------------                                        --------------------
                                                            $
--------------------                                        --------------------

The minimum number of shares that may be subscribed for is 25. The maximum individual subscription is 20,000 shares. No person, together with associates and persons acting in concert with such person may purchase more than 1.0% of the Common Stock sold in the Conversion. There are additional purchase limitations for associates and groups acting in concert as defined in the Prospectus.

--------------------------------------------------------------------------------
Method of Payment

(3) [_] Enclosed is a check, bank draft or money order payable to Timberland Bancorp, Inc. for $_________________ (or cash if presented in person).

(4) [_] I authorize Timberland Savings Bank to make withdrawals from my Timberland Savings Bank certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

                   Account Number(s)            Amount(s)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                Total Withdrawal
                                                --------------------------------
--------------------------------------------------------------------------------
(5) [_] Check here if you are a director, officer or employee of Timberland Savings Bank or a member of such person's immediate family.
--------------------------------------------------------------------------------
(6) [_] Associate - Acting in Concert
        Check here, and complete the reverse side of this form, if you or any associates (as defined on the reverse side of this form) or persons acting in concert with you have submitted other orders for shares in the Subscription Offering and/or Direct Community Offering.
--------------------------------------------------------------------------------
(7)  Purchaser Information

a. [_] Eligible Account Holder Check here if you were a depositor with $50.00 or more on deposit with Timberland Savings Bank as of 12/31/95. Enter information below for all deposit accounts that you had at Timberland Savings Bank on 12/31/95.

b. [_] Supplemental Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Timberland Savings Bank as of 9/30/97 but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Timberland Savings Bank on 9/30/97

c. [_] Other Member - Check here if you were a depositor of Timberland Savings Bank as of ____________, but are not an Eligible Account Holder or a Supplemental Eligible Account Holder. Enter information below for all deposit accounts that you had at Timberland Savings Bank on
       _____________.

d. [_] Local Community - Check here if you are a permanent resident of Grays Harbor, Thurston, Pierce, or King Counties, Washington, but are not an Eligible Account Holder, Supplemental Eligible Account Holder, or Other Member.

           Account Title(Names on Accounts)           Account Number
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      (additional space on back of form)

--------------------------------------------------------------------------------
(8) Stock Registration

      [_] Individual            [_] Uniform Transfer to Minors    [_] Partnership
      [_] Joint Tenants         [_] Uniform Gift to Minors        [_] Individual Retirement Account
      [_] Tenants in Common     [_] Corporation                   [_] Fiduciary/Trust (Under Agreement Dated _________________)

--------------------------------------------------------------------------------

Name                             Social Security or Tax I.D.
--------------------------------------------------------------------------------

Name                             Social Security or Tax I.D.
--------------------------------------------------------------------------------
Street                                               Daytime
Address                                              Telephone
--------------------------------------------------------------------------------
                                  Zip                Evening
City                State         Code    County     Telephone
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
[_] NASD Affiliation (This section only applies to those individuals who meet the delineated criteria)
    Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.
--------------------------------------------------------------------------------
Acknowledgment   By signing below, I acknowledge receipt of the Prospectus dated
XXXXXXX XX, 1997 and understand I may not change or revoke my order once it is received by Timberland Bancorp, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Applicable regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights or the underlying securities to the account of another person. Timberland Savings Bank will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that:
(1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934.

Signature THIS FORM MUST BE SIGNED AND DATED TWICE: Here and on the
          ---------------------------------------------------------
Certification Form on the reverse hereof. THIS ORDER IS NOT VALID IF THE STOCK
----------------------------------------
ORDER FORM AND CERTIFICATION FORM ARE NOT BOTH SIGNED. YOUR ORDER WILL BE FILLED
           ---                            ----
IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS. When purchasing as a custodian, corporate officer, etc., include your full title. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

--------------------------------------------------------------------------------
Signature                   Title(if applicable)            Date

--------------------------------------------------------------------------------
Signature                   Title(if applicable)            Date

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
FOR OFFICE          Date Rec'd _____/____/_____         Check  #   _________
USE                 Amount $   _______________          Category   _________
Batch# ________      -  ________________Order #         Deposit  $ _________
--------------------------------------------------------------------------------

                           Timberland Bancorp, Inc.

           Proposed Holding Company for Timberland Savings Bank, SSB
--------------------------------------------------------------------------------

Item (6) continued; Associate - Acting in Concert

                    Associates listed on          Number of
                     other stock orders         shares ordered
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Item (7) continued; Purchaser Information
--------------------------------------------------------------------------------

         Account Title (Names on Accounts)             Account Number
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Definition of Associate
The term "associate" of a person is defined to mean (i) any corporation or other organization (other than Timberland Bancorp, Inc. ("Company"), Timberland Savings Bank, SSB ("Timberland Savings"), or a majority owned subsidiary of Timberland Savings of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax-qualified employee stock benefit plan of the Company or Timberland Savings in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such person, who either has the same home as such person or who is a director or officer of the Company or Timberland Savings or any of their subsidiaries.
--------------------------------------------------------------------------------

                              CERTIFICATION FORM
            (This Certification Must Be Signed In Addition to the
                      Stock Order Form On Reverse Hereof)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF TIMBERLAND BANCORP, INC. IS NOT A DEPOSIT OR AN ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY TIMBERLAND SAVINGS BANK OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Director of the Washington Department of Financial Institutions, John Bley, at (360) 902-8700.

I further certify that, before purchasing the shares of common stock of Timberland Bancorp, Inc., I received a copy of the Prospectus dated ___________, 1997 which discloses the nature of the shares of common stock being offered thereby and describes the following risks involved in an investment in the common stock under the heading "Risk Factors" beginning on page __ of the
Prospectus:
   1.    Certain Lending Risks
   2.    Potential Adverse Impact of Changes in Interest Rates
   3.    Return on Average Equity After Conversion
   4.    Market Area Risk
   5.    Dependence on Key Personnel
   6.    Competition
   7.    New Expenses Associated With ESOP and MRP
   8.    Anti-takeover Considerations
   9.    Possible Dilutive Effect of Benefit Programs
   10.   Absence of Prior Market for the Common Stock
   11.   Possible Increase in Estimated Valuation Range and Number of Shares
         Issued
   12.   Risk of Delayed Offering
   13.   Potential Operating Restrictions Associated with Regulatory Oversight
   14. Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights

-------------------------------------       ------------------------------------
Signature             Date                  Signature            Date


-------------------------------------       ------------------------------------
(Note: If stock is to be held jointly, both parties must sign)
                                       ----

              [LETTERHEAD OF CHARLES WEBB & COMPANY APPEARS HERE]



To Members and Friends of
Timberland Savings Bank, SSB
--------------------------------------------------------------------------------
Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc., through its division Charles Webb & Company, is assisting Timberland Savings Bank, SSB ("Savings Bank") in its conversion from a state chartered mutual savings bank to a state chartered capital stock savings bank and the concurrent offering of shares of common stock by Timberland Bancorp, Inc. (the "Holding Company"), the newly formed corporation that will serve as the holding company for the Savings Bank following the conversion.

At the request of the Holding Company, we are enclosing materials explaining the conversion, including the opportunity to invest in shares of the Holding Company's common stock being offered to customers and the community through December XX, 1997. Please read the enclosed offering materials carefully. The Holding Company has asked us to forward these documents to you in view of certain requirements of the securities laws of your state.

If you have any questions, please visit our Stock Information Center at 624 Simpson Avenue, Hoquiam, Washington, or feel free to call the Stock Information Center at (360) XXX-XXXX.

Very truly yours,



Charles Webb & Company
a Division of Keefe, Bruyette & Woods, Inc.



THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER
GOVERNMENTAL AGENCY.   THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY COMMON STOCK.  THE OFFER IS MADE ONLY BY THE PROSPECTUS.

XXXXXXXX  XX, 1997


Dear Member:

     We are pleased to announce that Timberland Savings Bank, SSB ("Savings Bank") is converting from a state chartered mutual savings bank to a state chartered capital stock savings bank ("Conversion"). In conjunction with the Conversion, Timberland Bancorp, Inc. the newly-formed corporation that will serve as holding company for the Savings Bank, is offering shares of common stock in a subscription offering and community offering.

     Unfortunately, Timberland Bancorp, Inc. is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Timberland Bancorp, Inc.

     However, as a member of the Savings Bank, you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on XXXXXXXX XX, 1997. Therefore, enclosed is a Proxy Card, a Proxy Statement (which includes the Notice of the Special Meeting), Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

     I invite you to attend the Special Meeting on XXXXXXXX XX, 1997. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,



Clarence E. Hamre
Chairman, President and Chief Executive Officer

XXXXXX  XX, 1997


Dear Member:

     We are pleased to announce that Timberland Savings Bank, SSB ("Savings Bank") is converting from a state chartered mutual savings bank to a state chartered capital stock savings bank ("Conversion"). In conjunction with the Conversion, Timberland Bancorp, Inc. ("Holding Company"), the newly-formed corporation that will serve as holding company for the Savings Bank, is offering shares of common stock in a subscription offering and community offering to certain of our depositors, to our Employee Stock Ownership Plan and certain members of the general public pursuant to a Plan of Conversion.

     To accomplish the Conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. The Plan of Conversion has been approved by the Washington State Department of Financial Institutions, Division of Banks and the non-objection of the Federal Deposit Insurance Corporation ("FDIC") and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.

     Enclosed, as part of the proxy material, is your proxy card located behind the window of your mailing envelope. This proxy should be separated from the Stock Order and Certification Form, signed and returned to us prior to the Special Meeting scheduled for XXXXXXXX XX, 1997. After carefully reviewing the enclosed Proxy Statement, please take a moment to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

     The Board of Directors of the Savings Bank believes that the Conversion is in the best interests of the Savings Bank and its members, offering a number of advantages, such as an opportunity for depositors and customers of the Savings Bank to become shareholders of the Holding Company. Please remember:

  . Your accounts at the Savings Bank will continue to be insured up to the maximum legal limit by the FDIC.

  . There will be no change in the balance, interest rate, or maturity of any of your deposit accounts or loans because of the Conversion.

  . You have the right, but no obligation, to buy stock before it is offered to the public.

  . Like all stock, stock issued by the Holding Company will not be insured by the FDIC.

     Enclosed also are materials describing the stock offering. We urge you to read these materials carefully. If you are interested in ordering the common stock of the Holding Company, you must submit your Stock Order Form and Certification Form, and payment prior to Noon, Pacific Time, XXXXXXXX XX, 1997.

     If you have any questions regarding the stock offering, please call us at
(360) XXX-XXXX, Monday through Friday 9:00 a.m. to 5:00 p.m. or stop by the Stock Information Center located at 624 Simpson Avenue, Hoquiam, Washington.

Sincerely,



Clarence E. Hamre
Chairman, President and Chief Executive Officer


THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

XXXXXXXX  XX, 1997


Dear Friend:

     We are pleased to announce that Timberland Savings Bank, SSB ("Savings Bank") is converting from a state chartered mutual savings bank to a state chartered capital stock savings bank ("Conversion"). In conjunction with the Conversion, Timberland Bancorp, Inc ("Holding Company") the newly-formed corporation that will serve as holding company for the Savings Bank, is offering shares of common stock in a subscription offering and community offering. The sale of stock in connection with the Conversion will raise capital to support and enhance the Savings Bank's current operations.

     Because we believe you may be interested in learning more about the Conversion, we are sending you the following materials which describe the stock offering. Please read these materials carefully before you submit a Stock Order and Certification Form.

     PROSPECTUS: This document provides detailed information about the operations of the Holding Company and the Savings Bank and the proposed stock offering.

     QUESTIONS AND ANSWERS BROCHURE: Key questions and answers about the stock offering are found in this brochure.

     STOCK ORDER AND CERTIFICATION FORM: This form is used to order stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is Noon, Pacific Time, XXXXXXXX XX, 1997.

     As a friend of the Savings Bank, you will have the opportunity to buy stock directly from THE Holding Company in the Conversion without commission or fee. If you have additional questions regarding the Conversion and stock offering, please call us at (360) XXX-XXXX, Monday through Friday from 9:00 a.m. to 5:00 p.m. or stop by the Stock Information Center at 624 Simpson Avenue, Hoquiam, Washington.

     We are pleased to offer you this opportunity to become a charter shareholder of Timberland Bancorp, Inc.

Sincerely,



Clarence E. Hamre
Chairman, President and Chief Executive Officer

THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

XXXXXXX  XX, 1997


Dear Prospective Investor:

     We are pleased to announce that Timberland Savings Bank, SSB ("Savings Bank") is converting from a state chartered mutual savings bank to a state chartered capital stock savings bank ("Conversion"). In conjunction with the Conversion, Timberland Bancorp, Inc. ("Holding Company") the newly-formed corporation that will serve as the holding company for the Savings Bank, is offering shares of common stock in a subscription offering and community offering. The sale of stock in connection with the Conversion will raise capital to support and enhance the Savings Bank's current operations.

     We have enclosed the following materials to help you learn more about the Conversion. Please read and review the materials carefully before you submit a Stock Order and Certification Form.

     PROSPECTUS: This document provides detailed information about the operations of the Holding Company and the Savings Bank and the proposed stock offering.

     QUESTIONS AND ANSWERS BROCHURE: Key questions and answers about the stock offering are found in this brochure.

     STOCK ORDER AND CERTIFICATION FORM: This form is used to order stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is Noon, Pacific Time, XXXXXX XX, 1997.

     We invite our loyal customers and local community members to take advantage of the opportunity to become charter shareholders of the Holding Company. Through this offering you have the opportunity to buy stock directly from the Holding Company without commission or fee. The Board of Trustees and management of the Savings Bank fully support the stock offering.

     If you have additional questions regarding the Conversion and stock offering, please call us at (360) XXX-XXXX, Monday through Friday from 9:00 a.m. to 5:00 p.m. or stop by the Stock Information Center located at 624 Simpson Avenue in Hoquiam, Washington.

Sincerely,



Clarence E. Hamre
Chairman, President, and Chief Executive Officer

THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Facts About Conversion

The Board of Trustees of Timberland Savings Bank, SSB ("Savings Bank") has unanimously adopted a Plan of Conversion, to convert from a state chartered mutual savings bank to a state chartered capital stock savings bank as a wholly-owned subsidiary of a newly chartered holding company (Conversion").

This brochure answers some of the most frequently asked questions about the Conversion and about your opportunity to invest in Timberland Bancorp, Inc. ("Holding Company"), the newly formed corporation that will serve as the holding company for the Savings Bank following the Conversion.

Investment in the stock of the Holding Company involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors".

Why is the Savings Bank converting to stock form?
--------------------------------------------------------------------------------
The stock form of ownership is used by most business corporations and an increasing number of savings institutions. Through the sale of stock, the Holding Company will raise additional capital to enable the Savings Bank to:

 . support and expand its current financial and other services.

 . allow customers and friends the opportunity to purchase stock and share in the Holding Company's and the Savings Bank's future.

Will the Conversion affect any of my deposit accounts or loans?
--------------------------------------------------------------------------------
No. The Conversion will have no effect on the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. Your savings account is not being converted to stock.

Who is eligible to purchase stock in the subscription and community offerings?
--------------------------------------------------------------------------------
Certain past and present depositors of the Savings Bank, the Savings Bank's Employee Stock Ownership Plan and members of the general public.

How many shares of stock are being offered and at what price?
--------------------------------------------------------------------------------
The Holding Company is offering up to X,XXX,XXX shares of common stock, subject to adjustment as described in the Prospectus, at a price of $10.00 per share through the Prospectus.

How much stock may I buy?
--------------------------------------------------------------------------------
The minimum order is 25 shares. No person alone may order more than $200,000 of the common stock issued in the Conversion. No person together with associates of and persons acting in concert with such person, may order more than 1% of the common stock issued in the Conversion.

Do members have to buy stock?
--------------------------------------------------------------------------------
No. However, the Conversion will allow the Savings Bank's depositors an opportunity to buy stock and become charter shareholders of the Holding Company for the local financial institution with which they do business.

How do I order stock?
--------------------------------------------------------------------------------
You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by Noon, Pacific Time, on XXXXXXXXX, XX 1997.

How may I pay for my shares of stock?
--------------------------------------------------------------------------------
First, you may pay for stock by check, cash (only if presented in person) or money order. Interest will be paid by the Savings Bank on these funds at the passbook rate, which is currently ___% per annum, from the day the funds are received until the completion or termination of the Conversion. Second, you may authorize us to withdraw funds from your savings account(s)or certificate(s) of deposit at the Savings Bank for the amount of funds you specify for payment.
You will not have access to these funds from the day we receive your order until completion or termination of the Conversion.

--------------------------------------------------------------------------------
STOCK OFFERING
QUESTIONS
AND ANSWERS
--------------------------------------------------------------------------------


Can I purchase shares using funds in my Savings Bank IRA account?
--------------------------------------------------------------------------------
Applicable regulations do not permit the purchase of conversion stock from your existing Savings Bank IRA account. To accommodate our depositors, however, we have made arrangements with an outside trustee to allow such purchases. Please call our Stock Information Center for additional information.

Will the stock be insured?
--------------------------------------------------------------------------------
No.  Like any other stock, the Holding Company's stock will not be insured.

Will dividends be paid on the stock?
--------------------------------------------------------------------------------
The Holding Company's Board of Directors will consider whether to pay a cash dividend in the future, subject to regulatory limits and requirements. No decision has been made as to the amount or timing of such dividends, if any

How will the stock be traded?
--------------------------------------------------------------------------------
The Holding Company has applied to list its common stock for trading on the Nasdaq National Market under the symbol "XXXX". However, no assurance can be given that such approval will be received or, if received, that an active and liquid market will develop.

Are officers and directors of the Savings Bank planning to purchase stock?
--------------------------------------------------------------------------------
Yes! The Savings Bank's officers and directors plan to purchase, in the aggregate, $X.X million worth of stock or approximately X.X% of the stock offered at the maximum of the estimated offering range.

Must I pay a commission?
--------------------------------------------------------------------------------
No. You will not be charged a commission or fee on the purchase of shares in the Conversion.

Should I vote?
--------------------------------------------------------------------------------
Yes.  Your "YES" vote is very important!

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS!

Why did I get several proxy cards?
--------------------------------------------------------------------------------
If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts.

How many votes do I have?
--------------------------------------------------------------------------------
Your proxy card(s) show(s) the number of votes you have. Every depositor entitled to vote may cast one vote for each $XXX, or fraction thereof, on deposit as of the voting record date (XXXX XX, 1997) but no more than XXXX votes. These voting rights are established by the Savings Bank's charter.

May I vote in person at the special meeting?
--------------------------------------------------------------------------------
Yes, but we would still like you to sign and mail your proxy card, today. If you decide to revoke your proxy you may do so by executing and delivering a subsequently dated proxy card or by giving notice at the special meeting.

FOR ADDITIONAL INFORMATION YOU MAY CALL OUR STOCK INFORMATION CENTER BETWEEN 9:00 A.M. AND 5:00 P.M. MONDAY THROUGH FRIDAY.

--------------------------------------------------------------------------------
                         STOCK INFORMATION CENTER
                                (360) XXX-XXXX
--------------------------------------------------------------------------------

                           Timberland Bancorp, Inc.
                              624 Simpson  Avenue
                        Hoquiam, Washington 98550-3688

STOCK OFFERING QUESTIONS AND ANSWERS

THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                           Timberland Bancorp, Inc.
            Stock Ownership Guide and Stock Order Form Instructions

Stock Order Form Instructions
--------------------------------------------------------------------------------
Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. The maximum individual subscription is 20,000 shares of Common Stock in the Subscription and Direct Community Offerings. No person (including all parties on a joint account), either alone or together with associates of or persons acting in concert with such person, may purchase more than 1% of shares of Common Stock issued in the Conversion. Timberland Bancorp, Inc. reserves the right to reject the subscription of any order received in the Direct Community Offering, if any, in whole or in part.

Item 3 - Payment for shares may be made in cash (only if delivered by you in person), by check, bank draft or money order payable to Timberland Bancorp, Inc. DO NOT MAIL CASH. Your funds will earn interest at Timberland Savings Bank's passbook rate which is currently ____%.

Item 4 - To pay by withdrawal from a savings account or certificate of deposit at Timberland Savings Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. No early withdrawal penalty will be charged on funds used to purchase stock. A hold will be placed on the account(s) for the amount(s) you show. Payments will remain in account(s) until the stock offering closes. If a partial withdrawal reduces the balance of a certificate account to less than the applicable minimum, the remaining balance will be refunded.

Item 5 - Please check this box to indicate whether you are a director, officer or employee of Timberland Savings Bank or a member of such person's immediate family.

Item 6 - Please check this box if you or any associate (as defined on the reverse side of the Stock Order Form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the Stock Order Form.

Item 7 - Please check the appropriate box if you were:

         a) A depositor with $50.00 or more on deposit at Timberland Savings Bank as of 12/31/95. Enter information below for all deposit accounts that you had at Timberland Savings Bank on 12/31/95.

         b) A depositor with $50.00 or more on deposit at Timberland Savings Bank as of 9/30/97, but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Timberland Savings Bank on 9/30/97.

         c) A depositor of Timberland Savings Bank, Bank as of _____________, but are not an Eligible Account Holder or a Supplemental Eligible Account Holder. Enter information below for all deposit accounts that you had at Timberland Savings Bank on __________.

         d) A permanent resident of Grays Harbor, Thurston, Pierce, or King Counties, Washington.

Item 8 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Timberland Bancorp, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we can not execute you order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are a qualified member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

Stock Ownership Guide
--------------------------------------------------------------------------------
Individual - The Stock is to be registered in an individual's name only, You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners.
When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Gift to Minors - For residents of many states, stock may by held in the name of a custodian for the benefit of a minor under the Uniform Gift to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Transfer to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first Name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second Name line. Use the minor's social security number.

Corporation/Partnership - Corporations and Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Timberland Savings Bank does not offer a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker , donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

        (receipt of order letter - Timberland Bancorp, Inc. letterhead)



Date

Name
Address                              Tax I.D. Number XXX-XX-XXX
City, State, Zip


                               Receipt of Order

This letter is to acknowledge receipt of your order to purchase common stock offered by Timberland Bancorp, Inc. Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned a prioritized category described below. Acceptance of your order and the shares of stock you actually receive will be subject to the allocation provisions of the Plan of Conversion, as well as other conditions and limitations described in the Prospectus.

Our records indicate the following:

                Number of Shares Ordered:       _________

                Purchase Price Per Share:         $10.00

                Total Order Amount:             $________

                Date Order Received:             __/__/__

                Order Number:                   _________

                Category Assigned:              _________

     Category Description
     --------------------

          1. Eligible Account Holders - Depositors as of December 31, 1995 with $50.00 or more on deposit
          2.  Employee Stock Ownership Plan (ESOP)
          3. Supplemental Eligible Account Holders - Depositors as of September 30, 1997 with $50.00 or more on deposit
          4.  Other Members as of _________, 1997
          5. Permanent Residents of Grays Harbor, Thurston, Pierce, or King Counties, Washington
          6.  General Public

If this does not agree with your records or if you have any questions, please call our Stock Information Center at (360) XXX-XXXX. Thank you for your order.

Sincerely,



Clarence E. Hamre
Chairman, President and Chief Executive Officer

================================================================================

                                  STOCK GRAM

We are pleased to announce that Timberland Bancorp, Inc. ("Holding Company"), the proposed holding company for Timberland Savings Bank, SSB ("Savings Bank"), is offering shares of common stock in a subscription and community offering. The sale of stock in connection with the offering will support and enhance the Savings Bank's current operations.

We previously mailed to you a Prospectus providing detailed information about the operations of the Holding Company and the Savings Bank and the proposed stock offering. We urge you to read this carefully.

We invite our loyal customers and community members to take advantage of the opportunity to become shareholders of Timberland Bancorp, Inc. If you are interested in purchasing the common stock of Timberland Bancorp Inc., you must submit your Stock Order Form/Certification Form and payment prior to Noon, Pacific Time on ________________, 1997.

Should you have additional questions regarding the stock offering or need additional materials, please call the Stock Information Center at (360) XXX-XXXX or stop by the Stock Information Center at 624 Simpson Avenue in Hoquiam.


The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

================================================================================

================================================================================

                                  PROXY GRAM

We recently forwarded to you a proxy statement and related materials regarding a proposal to convert Timberland Savings Bank, SSB from a state chartered mutual savings bank to a state chartered capital stock savings bank.

Your vote on our Plan of Conversion has not yet been received. Failure to Vote
-------------------------------------------------------------
has the Same Effect as Voting Against the Plan of Conversion.

Your vote is important to us, and we, therefore, are requesting that you sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Voting for the Plan of Conversion does not obligate you to purchase stock or affect the terms or insurance on your accounts.

The Board of Directors unanimously recommend you vote "FOR" the Plan of
-----------------------------------------------------------------------
Conversion.
----------

TIMBERLAND SAVINGS BANK, SSB
Hoquiam, Washington


Clarence E. Hamre
Chairman, President, and Chief Executive Officer

If you mailed the proxy, please accept our thanks and disregard this request.
----------------------------------------------------------------------------
For further information call (360) XXX-XXXX.
-------------------------------------------

The shares of common stock offered in the Conversion are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

================================================================================